Exhibit 3.30(a)

CERTIFICATE OF INCORPORATION

OF

PANAMSAT EUROPE CORPORATION

The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware (“DGCL”) hereby certifies that:

1. The name of the corporation is PanAmSat Europe Corporation (the “Corporation”).

2. The registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is Corporation Service Company.

3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which this Corporation is authorized to issue is one thousand (1,000) shares of common stock, par value $0.01 per share.

5. The name and address of the sole incorporator is James W. Cuminale, 20 Westport Road, Wilton, Connecticut 06897.

6. In furtherance and not in limitation of powers conferred by statute, the board of directors of the Corporation, acting by majority vote, may alter, amend or repeal the by-laws of the Corporation.

7. The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

8. Except as otherwise provided by the DGCL as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article Eight by the stockholders of the Corporation shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, the undersigned, being the sole incorporator for the purpose of forming a corporation pursuant to the DGCI, has signed this Certificate of Incorporation on July 6, 2005.

/s/ James W. Cuminale
James W. Cuminale
Sole Incorporator

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